Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INTELLICHECK MOBILISA, INC.
(Exact name of registrant as specified in its charter)

Delaware	11-3234779
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

191 Otto Street
Port Townsend, WA 98368
(360) 344-3233
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nelson Ludlow
Chief Executive Officer
Intellicheck Mobilisa, Inc.
191 Otto Street
Port Townsend, WA 98368
(360) 344-3233
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Christopher H. Cunningham
K&L Gates LLP
925 Fourth Avenue
Seattle, WA 98104
(206) 370-6367

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by the registrant or, as applicable, the selling stockholders named in the prospectus.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional class of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Primary Offering:	—	—		$25,000,000.00	(1)(2)	$1,782.50
Common Stock	—	—		—		—
Preferred Stock	—	—		—		—
Warrants(3)	—	—		—		—
Units(3)(4)	—	—		—		—
Secondary Offering:
Common Stock(5)	3,000,000	$1.35	(6)	$4,050,000		$288.77
Total	3,000,000	—		$29,050,000		$2,071.27

(1)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act and exclusive of accrued interest, distributions and dividends, if any. In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed $25,000,000. Pursuant to General Instruction II.D. of Form S-3, the table lists each class of securities being registered and the aggregate proceeds to be raised in the primary offering, but does not specify by each class information as to the amount to be registered, the proposed maximum aggregate offering price per unit or the proposed maximum aggregate offering price. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)
There is being registered hereunder such indeterminate number or amount of common stock, preferred stock, warrants and units as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions.

(3)	Warrants to purchase common stock or preferred stock of the registrant may be sold separately or with common stock or preferred stock of the registrant.

(4)
Also includes such indeterminate amount of number of securities of each class as may be issued from time to time upon conversion of, in exchange for, upon settlement of, or upon exercise of convertible or exchangeable securities.

(5)	There is being registered hereunder an aggregate of 3,000,000 shares of the registrant’s common stock that may be sold from time to time by certain selling stockholders named in the prospectus.

(6)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low sales prices of the registrant’s common stock on the NYSE Amex on May 25, 2010.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We, and the stockholders identified in this prospectus, may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 27, 2010

PROSPECTUS

INTELLICHECK MOBILISA INC.

$29,050,000

COMMON STOCK
PREFERRED STOCK
WARRANTS
UNITS

We may offer from time to time our common stock, preferred stock, warrants, and units. The aggregate initial offering price of all securities sold by Intellicheck Mobilisa, Inc. will not exceed $25,000,000.  In addition, the selling stockholders indentified in this prospectus may offer, from time to time, up to 3,000,000 shares of Intellicheck Mobilisa, Inc. common stock in the aggregate.

This prospectus describes the general terms of these securities and the general manner in which we will offer these securities.  The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer the securities. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus and any prospectus supplement, carefully before you make your investment decision.

Our common stock is traded on the NYSE Amex under the symbol “IDN.”

See “Risk Factors” beginning on page 3 of this prospectus, together with risk factors contained in any applicable prospectus supplement, for factors you should consider before buying any of our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is May   , 2010.

ABOUT THIS PROSPECTUS

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any prospectus supplement to “Intellicheck Mobilisa” and to the “company,” “we,” “us” or “our” are to Intellicheck Mobilisa, Inc. and its subsidiaries.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” using a “shelf” registration process. Under this shelf registration process, (1) Intellicheck Mobilisa, Inc. may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate initial offering price of $25,000,000 and (2) the selling stockholders may, from time to time, offer and sell in one or more offerings up to 3,000,000 shares of Intellicheck Mobilisa, Inc. common stock in the aggregate.  This prospectus provides you with a general description of the securities that may be offered. Each time securities are offered, we will provide one or more prospectus supplements that will contain specific information about the terms of that offering. A prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” below.

You should rely only on the information included or incorporated by reference in this prospectus and the applicable prospectus supplement. We and the selling stockholders have not authorized anyone else to provide you with different information. We and the selling stockholders not making an offer to sell in any jurisdiction in which the offer is not permitted. You should not assume that the information in the prospectus, any prospectus supplement or any other document incorporated by reference in this prospectus is accurate as of any date other than the dates of those documents.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “may,” “likely” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. Our forward-looking statements are based on assumptions that we believe to be reasonable but that may not prove to be accurate. The statements do not include the potential impact of future transactions, such as an acquisition, disposition, merger, joint venture or other transaction that could occur. We undertake no obligation to publicly update or revise any forward-looking statement.

All of our forward-looking information is subject to risks and uncertainties that could cause actual results to differ materially from the results expected. Although it is not possible to identify all factors, these risks and uncertainties include the risk factors and the timing of any of those risk factors described in our annual report on Form 10-K for the year ended December 31, 2009.  These documents are available through our web site or through the SEC’s Electronic Data Gathering and Analysis Retrieval System at http://www.sec.gov.

OVERVIEW OF OUR BUSINESS

We were originally incorporated in the state of New York in 1994.  In August 1999, we reincorporated in Delaware.  On March 14, 2008, our corporation was renamed Intelli-Check - Mobilisa, Inc. after the consummation of the merger with Mobilisa, Inc. (references to “Intelli-Check” in this prospectus refer to the Company prior to the merger with Mobilisa, Inc.).  On October 27, 2009, we changed our name to Intellicheck Mobilisa, Inc. Headquartered in Port Townsend, Washington, an area designated by the U.S. Small Business Administration as a Historically Underutilized Business Zone, our primary businesses include commercial applications of identity card reading and verification, government sales of defense security and identity card applications, and the development of wireless communications applications with an emphasis in Wireless over Water® (“WOW”™) applications.

Our technologies address problems such as:

•
Commercial Fraud – which may lead to economic losses to merchants from check cashing, debit and credit card, as well as other types of fraud, such as identity theft that principally use fraudulent identification cards as proof of identity;

•
Instant Credit Card Approval – retail stores use our technology to scan a Drivers License at a kiosk or at the point of sale and send the information to a credit card underwriter to get instant approval for a loyalty-branded credit card.  This technique protects consumer data and is significantly more likely to result in a completed transaction compared to in-store personnel asking customers to fill out a paper form;

•
Unauthorized Access – our systems and software are designed to increase security and deter terrorism at airports, shipping ports, rail and bus terminals, military installations, high profile buildings and infrastructure where security is a concern;

•
Underage Access to Age Restricted Products and Services – our systems and software are designed to determine the customer’s age as well as the validity of the encoded format on identification documents, to detect and prevent the use of fraudulent identification for the purchase of alcohol, tobacco and other age-restricted products and services and to reduce the risk to the retailer of substantial monetary fines, criminal penalties and the potential for license revocation for the sale of age-restricted products to under-age purchasers;

•
Inefficiencies Associated With Manual Data Entry – by reading encoded data contained in the bar code and magnetic stripe of an identification card with a quick swipe or scan of the card, where permitted by law, customers are capable of accurately and instantaneously inputting information into forms, applications and the like without the errors associated with manual data entry;

•
Marine Environment Communications – our WOW technology allows for instant communication between multiple points, both on land and at sea, across wide, over-water expanses and optimizes performance by taking into account sea state and Fresnel zones (Fresnel zones result from obstructions in the path of radio waves and impact the signal strength of radio transmissions). We are currently developing Floating Area Network® and Littoral Sensor Grid technology as the next evolutionary step in marine communications; and

•
Wireless Network Design and Hazard Assessment – our AIRchitect® tool designs optimum wireless networks based on user parameters and location architecture, and our Radiation Hazard tool identifies and assesses radio frequency exposure.

On August 31, 2009, the Company acquired 100% of the common stock of Positive Access Corporation, a developer of driver license reading technology. The acquisition of Positive Access, which has an extensive distribution network, will enable the Company to offer more products to more customers. The transaction was accounted for using the purchase method of accounting.   The results of Positive Access Corporation’s operations have been included in the accompanying consolidated financial statements from September 1, 2009.  The acquisition expands the Company’s technology portfolio and related product offerings.

Our principal executive offices are located at 191 Otto Street, Port Townsend, WA 98368, and our telephone number is (360) 344-3233.

RISK FACTORS

 You should carefully consider the factors contained in our annual report on Form 10-K for the fiscal year ended December 31, 2009 under the heading “Risk Factors”. You should also consider similar information contained in any annual report on Form 10-K or other document filed by us with the SEC after the date of this prospectus before deciding to invest in our securities. If applicable, we will include in any prospectus supplement a description of those significant factors that could make the offering described therein speculative or risky.

USE OF PROCEEDS

Unless specified otherwise in the applicable prospectus supplement, we expect to use the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement for general corporate purposes, which may include, among other things:

•	repayment of debt;

•	capital expenditures;

•	working capital, including the purchase of hardware in connection with our fulfillment of customer orders;

•	acquisitions; and

•	repurchases and redemptions of securities.

The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

We will not receive any of the proceeds from the sale of the securities offered by this prospectus by the selling stockholders.

SELLING STOCKHOLDERS

The stockholders named below may from time to time offer and sell pursuant to this prospectus and the applicable prospectus supplement up to an aggregate of 3,000,000 shares of our common stock. We sometimes refer to these shares collectively as the “resale shares.” We are registering the resale shares to permit the stockholders and their pledgees, donees, transferees and other successors-in-interest that receive their shares from a stockholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the shares when and as they deem appropriate. The shares of our common stock included in the resale shares were issued to the selling stockholders in exchange for shares of Mobilisa, Inc. common stock, which was acquired by Intelli-Check in March 2008.

The following table sets forth:

•	the name of the selling stockholders;

•	the number and percent of shares of our common stock that the selling stockholders beneficially owned prior to the offering for resale of the shares under this prospectus;

•	the number of shares of our common stock that may be offered for resale for the account of the selling stockholders under this prospectus; and

•
the number and percent of shares of our common stock to be beneficially owned by the selling stockholders after the offering of the resale shares (assuming all of the offered resale shares are sold by the selling stockholders).

The number of shares in the column “Number of Shares Being Offered” represents all of the shares that each selling stockholder may offer under this prospectus. We do not know how long the selling stockholders will hold the shares before selling them or how many shares they will sell, and we currently have no agreements, arrangements or understandings with any of the selling stockholders regarding the sale of any of the resale shares.

This table is prepared solely based on information supplied to us by the selling stockholders, any Schedules 13D or 13G and Forms 3 and 4, and other public documents filed with the SEC, and assumes the sale of all of the resale shares. The applicable percentages of beneficial ownership are based on an aggregate of 26,417,336 shares of our common stock issued and outstanding on May 26, 2010. Nelson Ludlow is our Chief Executive Officer and a director and Bonnie Ludlow is an officer and a director.

	Shares Beneficially Owned Prior to Offering			Number of Shares Being	Shares Beneficially Owned After Offering
Stockholders	Number		Percent	Offered	Number	Percent
Dr. Nelson Ludlow	4,216,726	(1)	16.0%	1,500,000	2,716,726	10.3%
Bonnie Ludlow	8,024,434	(2)	30.4%	1,500,000	6,524,434	24.7%
Totals:	12,241,160		46.4%	3,000,000	9,241,160	35.0%

(1) Includes 25,000 shares issuable upon exercise of stock options exercisable within 60 days.

(2) Includes 6,250 shares issuable upon exercise of stock options exercisable within 60 days.

DESCRIPTION OF CAPITAL STOCK

We are a Delaware corporation. The rights of our stockholders are governed by the Delaware General Corporation Law, or the DGCL, and our amended certificate of incorporation and our amended and restated bylaws. The following summary of some of the material terms, rights and preferences of our capital stock is not complete. You should read our amended certificate of incorporation, which we refer to as our certificate of incorporation, and our amended and restated bylaws, which we refer to as our bylaws, for more complete information. In addition, you should be aware that the summary below does not give full effect to the terms of the provisions of statutory or common law which may affect your rights as a stockholder.

Common Stock

We, and the selling stockholders named in this prospectus, may offer shares of Intellicheck Mobilisa’s common stock from time to time. Pursuant to our certificate of incorporation, we have the authority to issue 40,000,000 shares of common stock, $0.001 par value. As of May 26, 2010, we had 26,417,336 shares of common stock outstanding. As of May 26, 2010, there were approximately 71 holders of record of our common stock.

Common stockholders are entitled to one vote for each share held on all matters submitted to them. The common stock does not have cumulative voting rights, meaning that the holders of a majority of the shares of common stock voting for the election of directors can elect all the directors if they choose to do so.

Each share of common stock is entitled to participate equally in dividends as and when declared by our board of directors. The payment of dividends on our common stock may be limited by obligations we may have to holders of any preferred stock.

If we liquidate or dissolve our business, the holders of common stock will share ratably in the distribution of assets available for distribution to stockholders after creditors are paid and preferred stockholders, if any, receive their distributions. The shares of common stock have no preemptive rights and are not convertible, redeemable or assessable or entitled to the benefits of any sinking fund.

All issued and outstanding shares of common stock are fully paid and nonassessable. Any shares of common stock we offer under this prospectus will be fully paid and nonassessable.

Preferred Stock

We may offer shares of our preferred stock from time to time, in one or more series. Pursuant to our certificate of incorporation, we have the authority to issue 1,000,000 shares of preferred stock, $0.01 par value, of which 30,000 have been designated 8% Convertible preferred stock.  As of May 26, 2010, we had no shares of preferred stock outstanding. Our board of directors may, without action by stockholders, issue one or more series of preferred stock. The board may determine for each series the number of shares, designation, relative voting rights, dividend rates, liquidation and other rights, preferences and limitations. The issuance of preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation. The issuance could decrease the market price of our common stock. The issuance of preferred stock also could delay, deter or prevent a change of control of Intellicheck Mobilisa.

We have summarized material provisions of the preferred stock in this section. This summary is not complete. We will file a form of certificate of designation designating the rights and preferences of the preferred stock with the SEC prior to any issuance of preferred stock, and you should read such certificate of designation for provisions that may be important to you.

The certificate of designation and prospectus supplement relating to any series of preferred stock we are offering will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the preferred stock;

•	the maximum number of shares of the series;

•	the dividend rate or the method of calculating and paying the dividend, the date from which dividends will accrue and whether dividends will be cumulative;

•	any liquidation preference;

•	any optional redemption provisions;

•	any sinking fund or other provisions that would obligate us to redeem or purchase the preferred stock;

•	any terms for the conversion or exchange of the preferred stock for other securities of us or any other entity;

•	any voting rights; and

•	any other preferences and relative, participating, optional or other special rights or any qualifications, limitations or restrictions on the rights of the shares.

Any shares of preferred stock we issue will be fully paid and nonassessable.

Delaware Anti-Takeover Law and Certain Charter and Bylaw Provisions

Our certificate of incorporation, bylaws and the DGCL contain certain provisions that could discourage potential takeover attempts and make it more difficult for our stockholders to change management or receive a premium for their shares.

Delaware law.

We are subject to Section 203 of the DGCL, an anti-takeover law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a business combination with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder. A “business combination” includes a merger, sale of 10% or more of our assets and certain other transactions resulting in a financial benefit to the stockholder. For purposes of Section 203, an “interested stockholder” is defined to include any person that is:

•	the owner of 15% or more of the outstanding voting stock of the corporation;

•	an affiliate or associate of the corporation and was the owner of 15% or more of the corporation’s voting stock outstanding, at any time within three years immediately before the relevant date; and

•	an affiliate or associate of the persons described in the foregoing bullet points.

However, the above provisions of Section 203 do not apply if:

•	our board approves the transaction that made the stockholder an interested stockholder before the date of that transaction;

•
after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding shares owned by our officers and directors; or

•
on or subsequent to the date of the transaction, the business combinations approved by our board and authorized at a meeting of our stockholders by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Stockholders may, by adopting an amendment to the corporation’s certificate of incorporation or bylaws, elect for the corporation not to be governed by Section 203, effective 12 months after adoption. Neither our certificate of incorporation nor our bylaws exempts us from the restrictions imposed under Section 203. It is anticipated that the provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board.

Stockholder Proposals and Director Nominations.

Our stockholders can submit stockholder proposals and nominate candidates for our board of directors if the stockholders follow advance notice procedures described in our bylaws.

To nominate directors, stockholders must submit a written notice at least 120 days before the first anniversary of the date of our proxy statement for the previous year’s annual stockholders’ meeting. The notice must include the name and address of the stockholder, the class and number of shares owned by the stockholder, information about the nominee required by the SEC and the written consent of the nominee to serve as a director. Our board of directors may require the nominee to furnish the same information as is required in the stockholders’ notice that pertains to the nominee.

Stockholder proposals must be submitted at least 120 days before the first anniversary of the date of our proxy statement for the previous year’s annual stockholders’ meeting. The notice must include a description of the proposal, the reasons for bringing the proposal before the meeting, the name and address of the stockholder, the class and number of shares owned by the stockholder and any material interest of the stockholder in the proposal.

In each case, if we did not hold an annual meeting in the previous year or if we have changed the date of the annual meeting by more than 30 days from the date contemplated in the previous year’s proxy statement, stockholders must submit the notice within a reasonable time before we begin to print and send our proxy materials.

Director nominations and stockholder proposals that are late or that do not include all required information may be rejected. This could prevent stockholders from bringing certain matters before an annual meeting, including making nominations for directors.

Limitation of Liability; Indemnification

Our certificate of incorporation contains certain provisions permitted under the DGCL relating to the liability of directors. These provisions eliminate a director’s personal liability for monetary damages resulting from a breach of fiduciary duty, except that a director will be personally liable:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL relating to unlawful stock repurchases or dividends; and

•	for any transaction from which the director derives an improper personal benefit.

These provisions do not limit or eliminate our rights or those of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s fiduciary duty. These provisions will not alter a director’s liability under federal securities laws.

Stock Exchange

Our common stock is listed on the NYSE Amex under the symbol “IDN.”

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is Continental Stock Transfer, 17 Battery Place, 8th Floor, New York, NY 10004. Its phone number is (212) 509-4000.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase common stock or preferred stock. We may issue warrants independently or together with any other securities we offer under a prospectus supplement. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

We have summarized material provisions of the warrants and the warrant agreements below. This summary is not complete. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you.

The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the designation, number and terms of the common stock or preferred stock purchasable upon exercise of the warrants, and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time; and

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

Exercise of Warrants

Holders may exercise warrants as described in the prospectus supplement relating to the warrants being offered. Each warrant will entitle the holder of the warrant to purchase for cash at the exercise price provided in the applicable prospectus supplement the principal amount of shares of common stock or shares of preferred stock being offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or shares of preferred stock purchasable upon the exercise of the warrants. If less than all of the warrants represented by the warrant certificate are exercised, we will issue a new warrant certificate for the remaining warrants.

Holders may exercise warrants at any time up to the close of business on the expiration date provided in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void.

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities subject to the warrants.

Modifications

We may amend the warrant agreements and the warrants without the consent of the holders of the warrants to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding warrants.

We may also modify or amend certain other terms of the warrant agreements and the warrants with the consent of the holders of not less than a majority in number of the then outstanding unexercised warrants affected. Without the consent of the holders affected, however, no modification or amendment may:

•	shorten the period of time during which the warrants may be exercised; or

•	otherwise materially and adversely affect the exercise rights of the holders of the warrants.

Enforceability of Rights

The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligations or relationship of agency or trust for or with any warrant holder. The warrant agent will not have any duty or responsibility if we default under the warrant agreements or the warrant certificates. A warrant holder may, without the consent of the warrant agent, enforce by appropriate legal action on its own behalf the holder’s right to exercise the holder’s warrants.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also a holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time before a specified date.

We have summarized material provisions of the units and the unit agreements below. This summary is not complete. We will file the form of any unit agreement with the SEC, and you should read the unit agreement for provisions that may be important to you.

The prospectus supplement relating to any units we are offering will include specific terms relating to the offering. These terms will include some or all of the following:

•	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether such units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

Intellicheck Mobilisa, and the selling stockholders named in this prospectus, may from time to time offer and sell, separately or together, some or all of the securities covered by this prospectus. Registration of the securities covered by this prospectus does not mean, however, that the securities will be offered or sold.

The securities covered by this prospectus may be sold from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods, including the following:

•	transactions on the NYSE Amex (including through at the market offerings) or any other organized market where the securities may be traded;

•	in the over-the-counter market;

•	in privately negotiated transactions;

•	through broker-dealers, who may act as agents or principals;

•	through one or more underwriters on a firm commitment or best-efforts basis;

•	in a block trade in which a broker-dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through offerings of securities exchangeable, convertible or exercisable for the securities;

•	directly to one or more purchasers;

•	through agents; or

•	through any combination of the above.

The selling stockholders may sell our common stock pursuant to this prospectus.  If the selling stockholders sell our common stock pursuant to this prospectus, a prospectus supplement will set forth information as required by the SEC rules and regulations regarding selling stockholders. The selling stockholders may also resell all or a portion of their securities in reliance upon Rule 144 under the Securities Act provided that they meet the criteria and conform to the requirements of that rule or by any other available means.

We have not, and the selling stockholders have advised us that they have not, entered into any agreements, understandings or arrangements with any underwriters, broker-dealers or agents regarding the sale of any securities covered by this prospectus. At any time a particular offer of securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth:

•	the name or names of any underwriters, broker-dealers or agents;

•	the purchase price of the securities and the proceeds to be received by us from the sale;

•	any discounts, commissions, concessions and other items constituting underwriters’ or agents’ compensation;

•	any public offering price;

•	any discounts, commissions or concessions allowed or reallowed or paid to dealers;

•	any additional risk factors applicable to the securities that we propose to sell; and

•	any securities exchange on which the securities may be listed.

Any such required prospectus supplement of which this prospectus is a part will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of securities covered by this prospectus.

Underwriters, broker-dealers or agents may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or selling stockholders, from the purchasers of the securities or from both the sellers and the purchasers. The compensation received may be in excess of customary discounts, concessions or commissions. The selling stockholders, and any underwriters, dealers, agents or other investors participating in the distribution of the securities may be deemed to be “underwriters,” as that term is defined in the Securities Act, and compensation and profits received by them on sale of the securities may be deemed to be underwriting commissions, as that term is defined in the rules promulgated under the Securities Act.

If dealers are utilized in the sale of offered securities, we or the selling stockholders will sell such offered securities to the dealers as principals. The dealers may then resell such offered securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

We or the selling stockholders may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. If we or the selling stockholders sell securities to underwriters, we or the selling stockholders may execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. The underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all such offered securities of a series if any are purchased. We or the selling stockholders may grant to the underwriters options to purchase additional offered securities, to cover over-allotments, if any, at the public offering price (with additional underwriting discounts or commissions), as may be set forth in the applicable prospectus supplement. If we or the selling stockholders grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement relating to such offered securities. In connection with such sales, underwriters may be deemed to have received compensation from us or the selling stockholders in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include any required information about underwriting compensation we or the selling stockholders pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

If so indicated in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us or selling stockholders at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

Underwriters, broker-dealers or agents may be entitled under agreements entered into with us or the selling stockholders to indemnification by us or the selling stockholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers, agents and remarketing firms may be required to make. Underwriters, broker-dealers and agents, as well as their respective affiliates, may be customers of, engage in transactions with, or perform services in the ordinary course of business for us and/or our affiliates.

Each series of securities will be a new issue of securities and will have no established trading market other than our common stock which is listed on the NYSE Amex. Any common stock sold will be listed on the NYSE Amex, upon official notice of issuance. The securities, other than our common stock, may or may not be listed on a national securities exchange or other organized market. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity or trading market for any of the securities.

Certain persons participating in the offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by K&L Gates LLP, 925 Fourth Avenue, Seattle, WA 98104.  Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel which we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of Intellicheck Mobilisa, Inc. for the fiscal year ended December 31, 2009 and 2008, incorporated by reference in this prospectus and registration statement have been audited by Amper, Politziner & Mattia, LLP., an independent registered public accounting firm, as set forth in their report, incorporated by reference, and are incorporated by reference in reliance upon that report given on the authority of Amper, Politziner & Mattia, LLP., as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Each time securities are offered to be sold, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with the applicable prospectus supplement, will include or refer you to all material information relating to each offering.

In addition, Intellicheck Mobilisa files annual, quarterly and current reports, proxy and information statements and other information with the SEC under the Exchange Act. Copies of these reports, proxy statements and other information may be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Room. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains a Website that contains reports, proxy statements and other information regarding Flow. The address of the SEC web site is http://www.sec.gov.

The SEC allows us to “incorporate by reference” the information that we file with them, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

We incorporate by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 as filed with the SEC on March 11, 2010;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 as filed with the SEC on May 11, 2010;

•	our Current Report on Form 8-K dated January 19, 2010 as filed with the SEC on January 19, 2010;

•
a description of our common stock contained in our Registration Statement on Form 8-A (001-15465) filed with the SEC under Section 12 of the Exchange Act on November 15, 1999, including any amendment or reports filed for the purpose of updating this description; and

•
all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed, including those made between the date of the initial registration statement that includes this prospectus and prior to the effectiveness of such registration statement (other than information furnished under Item 2.02 or Item 7.01 of any Form 8-K which information is not deemed filed under the Exchange Act).

You may request and obtain a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:

Intellicheck Mobilisa, Inc.
191 Otto Street
Port Townsend, WA 98368
(360) 344-3233
Attn: Peter J. Mundy, Chief Financial Officer

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by Intellicheck Mobilisa, Inc. All of such fees and expenses, except for the SEC Registration Fee, are estimated:

SEC registration fee		$2,071.27
Legal and accounting fees and expenses	$	*
Miscellaneous	$	*
Total	$	*

*These fees are calculated based on the number of issuances and the amount of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Officers and Directors

Intellicheck Mobilisa’s certificate of incorporation limits the liability of directors to the maximum extent permitted by Section 145 of the Delaware General Corporation Law. Delaware law provides that the directors of a corporation will not be personally liable to such corporation or its stockholders for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derives an improper personal benefit.

The Company provides officers’ and directors’ liability insurance for its officers and directors.

Item 16. Exhibits

Exhibit No.	Description

1.1	Form of Underwriting Agreement **
3.1	Certificate of Incorporation of the Company (1)
3.2	Amendment to the Certificate of Incorporation of the Company (6)
3.3	Amendment to the Certificate of Incorporation of the Company (7)
3.4	By-laws of the Company (1)
3.5	Amendment to the By-laws of the Company (5)
3.6	Certificate of Designation of Preferred Stock of Intelli-Check, Inc. (2)
3.7	Certificate of Designation of Preferred Stock **
4.1	Specimen Stock Certificate (4)
4.2	Warrant to JMP Securities, LLC (3)
4.3	Form of Preferred Stock Certificate **
4.4	Form of Warrant Agreement (including form of Warrant Certificate) **
4.5	Form of Unit Agreement (including form of Unit Certificate) **
5.1	Opinion of K&L Gates LLP as to the legality of the securities being registered *
23.1	Consent of K&L Gates LLP (included in Exhibit 5.1) *
23.2	Consent of Amper, Politziner and Mattia, LLP *

24.1	Power of Attorney (Included on the signature page to this registration statement) *

*	Filed herewith.
**	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with the issuance of the securities.
(1)	Incorporated by reference to Registration Statement on Form SB-2 (File No. 333-87797) filed September 24, 1999.
(2)	Incorporated by reference to Registrant’s Annual Report on Form 10-K filed March 31, 2003.
(3)	Incorporated by reference to Registrant’s Annual Report on Form 10-K filed March 30, 2006.
(4)	Incorporated by reference to Registrant’s Annual Report on Form 10-K filed March 11, 2010.
(5)	Incorporated by reference to Registrant’s Current Report on Form 8-K filed June 15, 2007.
(6)	Incorporated by reference to Registrant’s Current Report on Form 8-K filed October 28, 2009.
(7)	Incorporated by reference to Registrant’s Proxy Statement on Schedule 14A filed September 15, 2009.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by these subparagraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of a registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Port Townsend, State of Washington, on May 27, 2010.

INTELLICHECK MOBILISA, INC.

By:	/s/ Nelson Ludlow
Name:	Dr. Nelson Ludlow
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nelson Ludlow and Peter J. Mundy, as his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates indicated have signed this Registration Statement below.

/s/ Nelson Ludlow	Chief Executive Officer and Director	May 27, 2010
Name: Dr. Nelson Ludlow

/s/ Peter J. Mundy	Vice President Finance, Chief Financial	May 27, 2010
Name: Peter J. Mundy	Officer, Treasurer & Secretary

/s/ John W. Paxton	Chairman and Director	May 27, 2010
Name: John W. Paxton

/s/ Guy L. Smith	Director	May 27, 2010
Name: Guy L. Smith

/s/ Bonnie L. Ludlow	Director	May 27, 2010
Name: Bonnie L. Ludlow

/s/ Emil R. Bedard	Director	May 27, 2010
Name: Lt. General Emil R. Bedard

/s/ W.M. McGee	Director	May 27, 2010
Name: Woody M. McGee